SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)    March 25, 2003 9;

                                             LSB INDUSTRIES, INC.
                                (Exact name of registrant as specified in its charter)

           Delaware                              1-7677                             73-1015226
        (State or other                      (Commission File                    (IRS Employer
         jurisdiction of                        Number)                         Identification No.)
         incorporation)

        16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                         73107
         (Address of principal executive offices)                                  (Zip Code)

        Registrant's telephone number, including area code (405) 235-4546

                                                    Not applicable
                        (Former name or former address, if changed since last report)

Item 5. Other Exhibits and Regulation FD Disclosure.

Effective March 25, 2003, LSB Industries, Inc. (the "Company") completed a private placement to Jayhawk Institutional Partners, L.P. ("Jayhawk") of 450,000 shares of the Company's common stock and a five year warrant to purchase up to 112,500 share of the Company's common stock, subject to anti-dilution adjustments under certain conditions.  The total price paid by Jayhawk to the Company for the shares of common stock and the warrant was $1,570,500.  The per share exercise price under the warrant is $3.49. Jayhawk has certain registration rights. The Company's press release is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

99.1 Registration Rights Agreement, dated March 25, 2003, among LSB Industries, Inc., Kent C. McCarthy, Jayhawk Capital Management, L.L.C., Jayhawk Investments, L.P. and Jayhawk Institutional Partners, L.P., which is hereby incorporated by reference from Exhibit 10.49 to the Company's Form 10-K for the year ended December 31, 2002, filed on April 2, 2003.

99.2 Subscription Agreement, dated March 25, 2003, by and between LSB Industries, Inc. and Jayhawk Institutional Partners, L.P., which is hereby incorporated by reference from Exhibit 10.50 to the Company's Form 10-K for the year ended December 31, 2002, filed on April 2, 2003.

99.3 Warrant Agreement, dated March 25, 2003, between LSB Industries, Inc. and Jayhawk Institutional Partners, L.P., which is hereby incorporated by reference from Exhibit 10.51 to the Company's Form 10-K for the year ended December 31, 2002, filed on April 2, 2003.

99.4 Press Release, dated March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2003.

                                                    LSB INDUSTRIES, INC.

                                                    By: /s/ Tony M. Shelby
9; 9;                                                         Tony M. Shelby,
                                                        Senior Vice President and
                                                        (Chief Financial Officer)